EXHIBIT 10.2
ASTRONICS CORPORATION
1992 INCENTIVE STOCK OPTION PLAN
          I. PURPOSE
          ASTRONICS CORPORATION (the “Company”), a New York corporation, establishes this 1992 Incentive Stock Option Plan (the “Plan”) to further the Company’s growth and development by providing to officers and other key employees of the Company and its subsidiaries who are in a position to contribute materially to the prosperity of the Company, through ownership of common stock of the Company (“Common Stock”), an incentive to increase their interest in the Company’s welfare and continue their services and to afford a means through which the Company can attract to its service other employees of outstanding ability.
          II. ADMINISTRATION
          2.1 Stock Option Committee. The Plan shall be administered by the Stock Option committee (the “Committee”) which shall be composed of at least three directors of the Company who are not eligible to participate in the Plan. The committee shall be appointed by the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall have full and complete power and authority to do all things necessary and proper for the administration of the Plan, including the power to interpret and construe its terms and provisions and to determine the individuals selected to receive options, the times when they shall receive them, the number of shares to be subject to each option, and the option price.
          2.2 Rules and Regulations. The Committee, as it may deem advisable, may issue rules and regulations for the administration of the Plan. When so directed by the Committee, appropriate officers of the Company shall execute and deliver on behalf of the Company such options, agreements and other instruments as the Committee may determine necessary to the implementation of the Plan. The Committee may adopt and /or construe an appropriate form for any such options or agreements and instruments, which forms shall contain such provisions or conditions as the Committee deems necessary or advisable in carrying out the purposes of the Plan, provided, however, that no such provision or condition shall be inconsistent with the Plan.
          2.3 Defects or Omissions. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or agreement in the manner and to the extent it shall deem expedient to carry it into effect, and shall be the sole and final judge of such expediency. The Committee’s determination shall be conclusive.
          III. STOCK SUBJECT TO THE PLAN
          3.1 Number of Shares. The total number of shares of Common Stock of the Company which may be sold pursuant to options granted under the Plan shall not exceed 250,000 shares, adjusted as provided in Section 3.2. The shares of Common Stock sold under the Plan may either be authorized and unissued shares or issued shares reacquired by the Company (“treasury shares”). Unless and until the Board of Directors shall determine to purchases shares of Common Stock in the market for the purpose of the Plan or to use treasury shares, the shares of Common Stock sold under the Plan shall be authorized and unissued shares reserved for this purpose. In the event that any options granted under the Plan shall terminate or expire for any reason without having been exercised in full, the shares not purchased under those options shall be available again for the purpose of the plan.
          3.2 Adjustments. Notwithstanding any other provision of the Plan, in the event of any change in any shares of the outstanding Common Stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or action of like nature, the aggregate number and class of shares of Common Stock as to which options may be granted to any individual and the number and class of shares of Common Stock subject to each outstanding option and the option prices shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
          IV. ELIGIBILITY AND PARTICIPATION
          4.1 Officers and Certain Employees. Options may be granted only to full-time salaried officers and key employees of the Company or any of its subsidiaries. Directors of the Company who are not also full-time salaried officers or employees of the Company will not be eligible to receive options.
          4.2 Annual Limitation. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which options) under the Plan and any other incentive stock option plan of the Company) are exercisable for the first time by an individual in any calendar year shall not exceed $100,000, or such other limit as may then be in effect under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

          4.3 Voting Power Limitation. If an option is to be granted to an individual who at the time the option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (as determined under Section 424(d) of the Code), the option price set out in the applicable portion of Article V hereof shall read “but shall not be less than 110 percent of its Fair Market Value” and the period of exercise set out in the applicable portion of Article VI hereof shall read “and ending not more than 5 years after the date on which the option is granted.”
          V. PRICE
          The purchase price of the Common Stock under each option shall be as determined by the Committee, but in no event less than the fair market value of the shares optioned on the date of granting. “Fair market value” shall be deemed to be:
          1. The closing price on the date of grant as reflected in reports of the automated quotation service or national securities exchange on which the price of the Common Stock is reported.
          In all cases where the Common Stock is selling ex-dividend on the date of grant, the amount of the dividend shall be added to the ex-dividend quotation to determine the fair market value of the Common Stock as of the date of grant; or
          2. If the fair market value cannot be established under the provisions of (1) above, then the “fair market value” shall be that value determined in good faith by the Board of Directors based on a consideration of the following relevant factors: the Company’s net worth, prospective earning power, its dividend paying capacity, the value of its underlying assets, and any other factors such as the goodwill of the business, the economic outlook in the industry, the Company’s position in the industry and its management, and the value of securities of corporations engaged in the same or similar businesses which are listed on a national securities exchange. The weight to be accorded by comparisons or any other evidentiary factors considered by the Board of Directors in the determination of value will depend on the particular circumstances applying at the time. In every case, the determination of the Board of Directors shall be final.
     The purchase price of the shares purchased shall be paid in full upon exercise of the option with cash or, if permitted by the Committee, with stock of the Company. The proceeds of the issuance of Common Stock subject to option are to be added to the funds of the Company available for its general corporate purposes.
          VI. EXERCISE OF OPTION
     Each option granted under the Plan shall be exercisable only during such period as the Committee may determine beginning not less than one year and ending not more than ten years after the date upon which the option is granted, except as such period may be modified under the provisions of Articles VII and IX hereof. Within such limits, each option shall provide, as determined by the Committee, the time or times at which and the number of shares for which it may be exercised. Unless otherwise provided in the Committee’s action, each option shall be exercisable in whole at any time or in part from time to time (in blocks of 1,000 shares or any multiple thereof) during the term of the option. The holder of an option shall have no rights as a shareholder with respect to shares subject to the option until such shares shall have been issued to such holder upon exercise of the option. An option may be exercised during the lifetime of the holder thereof only by such holder, except as otherwise provided in Sections 9.1 and 9.2 hereof.
          VII. NON TRANSFERABILITY OF OPTIONS
     No option granted under the Plan shall be transferable otherwise than by will or the applicable laws of descent and distribution.
          VIII. TERMINATION OF EMPLOYMENT
     If employment of the holder of an option is terminated by the Company for any reason, other than by death or disability, the holder’s option may be exercised only within three months from the date of such termination of employment, but in no event after ten years from the granting of the option; provided, however, that if the holder is dismissed for cause, as to which the Committee shall be sole and exclusive judge, the option shall expire immediately.

          IX. DEATH OR DISABILITY OF OPTION HOLDER
     9.1 Death While Employed. If the holder of an option dies while employed by the Company, the option may be exercised by the personal representative of the option holder for a period of one year from the date of death, but in no event after the expiration date of the option.
     9.2 Death After Termination. If the holder of an option dies within three months after termination of employment other than for cause, the option may be exercised by the personal representative of the option holder for a period of one year from the date the option holder was terminated by the Company, but in no event after the expiration date of the option.
     9.3 Disability. If the holder of an option becomes disabled within the meaning of Section 22 (e) of the Code, the option may be exercised by the option holder, within one year after becoming disabled, but in no event after the expiration date of the option.
          X. AMENDMENT AND TERMINATION
     Unless the Plan has been terminated as hereinafter provided, the Plan shall terminate on December 31, 2002 and no option under it shall be granted thereafter. The Board of Directors of the Company at any time prior to that date may terminate the Plan, or make such changes in it and additions to it as the Board of Directors shall deem advisable; provided, however, the except as provided in Section 3.2 hereof, the Board of Directors may not, without further approval of the shareholders of the Company, increase the maximum number of shares as to which options may be granted under the Plan; and provided further that any such change or addition does not affect the Plan’s status under Section 422 of the Code. No termination or amendment of the Plan may, without the consent of the holder of an option then existing, terminate such holder’s option or materially and adversely affect such holder’s rights under the option.
          XI. MISCELLANEOUS PROVISIONS
     11.1 Option Date. An option shall have been deemed to have been granted on the date fixed in the resolution of the Committee authorizing the granting of such option, provided such date shall not be prior to the date of the adoption of such resolution. If no date is fixed by such resolution, the option shall be deemed to have been granted on the date of adoption of the resolution, provided that the agreement relating to the option shall be executed and delivered within thirty days therefrom, otherwise the option shall be deemed to have been granted on the date of delivery of such agreement to the optionee.
     11.2 Indemnification of Committee. Without limiting any other rights of indemnification, the members of the Committee shall be indemnified by the Company against the reasonable expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually incurred as a result of any action, suit or proceeding, or any appeal or in connection with the Plan, and against all amounts paid by them in settlement of such claim, to the full extent permissible under Section 721 through 726 of the Business Corporation Law of the State of New York; provided that within sixty days after institution of any such claim, the Committee member involved in writing offers the Company the opportunity, at its own expense, to handle and defend the same.
          XII. EFFECTIVE DATE
     The plan shall become effective when it shall have been approved by the affirmative vote of a majority of the total votes cast by the holders of record of the shares of Common Stock and Class B Stock of the Company outstanding and entitled to vote at a meeting of shareholders, which approval takes place within twelve months before or after the date the Plan is adopted by the Company.
          XIII. TIME OF GRANTING OF OPTIONS
     13.1 Ten Year Limit. Options may only be granted under the Plan within ten years from the date the Plan is adopted by the Board of Directors of the Company or the date the Plan is approved by the Company’s shareholders, whichever is earlier.
     13.2 Formal Granting. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company shall constitute the granting of an option hereunder. The granting of an option pursuant to the Plan and the acquisition of any rights as an option holder shall take place only when the Committee authorizes the issuance of the option, and a formal written and executed option agreement is delivered to the then holder of the option.

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